Exhibit 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE
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                                                        -----------------------
                                                        |[GRAPHIC LOGO OMITTED]|
                                                        |         MAXCOR       |
                                                         ----------------------

       MAXCOR FINANCIAL GROUP INC. REPORTS FOURTH QUARTER 2002 NET INCOME
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                       OF $6.0 MILLION, OR $.73 PER SHARE
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             RESULTS INCLUDE $3.9 MILLION NET AFTER-TAX BENEFIT FROM
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                    9/11-RELATED INSURANCE PROCEEDS AND COSTS
                    -----------------------------------------

         2002 FULL YEAR NET INCOME IS $12.5 MILLION, OR $1.53 PER SHARE
         --------------------------------------------------------------

        (New York - March 14, 2003) - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced its results for the fourth quarter and full year ended December 31, 2002.

        For Q4 2002, Maxcor's net income was $6.0 million, or $.73 per share, an almost threefold increase from net income of $2.0 million, or $.26 per share, for Q4 2001. For the full year 2002, net income was up by more than 30%, to $12.5 million, or $1.53 per share, from net income of $9.0 million, or $1.16 per share, for all of 2001.

        Maxcor emphasized that Q4 results for 2002 included a $3.9 million (or $.48 per share) net after-tax benefit related to the recording of $10.3 million from the settlement of its September 11th-related business interruption insurance claim, reduced by net additional pre-tax costs associated with September 11th of $2.3 million. These additional expenses reflect gross costs of $4.4 million, offset by the recording of an additional $2.1 million from the portion of the settlement covering Maxcor's extra expenses claim. For the full year 2002, this net after-tax benefit from September 11th-related insurance recoveries and expenses was approximately equivalent, at $3.8 million (or $.46 per share).

        Absent such September 11th-related effects, Q4 2002 net income would have been $2.0 million, or $.25 per share, and full year 2002 net income would have been $8.8 million, or $1.07 per share. By comparison, non-operating items provided an approximate $1.0 million (or $.13 per share) net after-tax benefit for Q4 2001, absent which Q4 2001 net income would have been $1.0 million, or $.13 per share, and an approximate $1.9 million (or $.24 per share) net after-tax benefit for all of 2001, absent which 2001 total net income would have been $7.2 million, or $.92 per share. Further details of the components of these benefits are provided in the tables below.

        Maxcor also announced that total revenues for Q4 2002 were $50.0 million
- inclusive of the $10.3 million in insurance recoveries described above - representing a 40% increase (11% excluding the insurance recoveries) over revenues of $35.7 million for the comparable period in 2001. Revenues for all of 2002 (inclusive of $11.1 in insurance recoveries) were $170.6 million, a 10% increase (6% excluding the insurance recoveries) over revenues of $154.8 million for all of 2001 (which included $4.5 million in insurance recoveries).

                                Page 5 of 8 Pages

        As of December 31, 2002, Maxcor's book value per share was $6.56, a 34% increase from its book value per share of $4.88 at year-end 2001. The 2001 book value per share figure was, in turn, a 40% increase from the book value per share of $3.48 at year-end 2000.

        Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in municipal bonds, high-yield and distressed debt, convertible securities and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.

FOR FURTHER INFORMATION, PLEASE CONTACT:

            Michelle Jordan (media)
            714-435-0678 (office)
            949-632-7848 (cellular)

            Roger Schwed (Maxcor - New York)
            646-346-7000 (office)

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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the scope of our recoveries from insurers; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2001 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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                                Page 6 of 8 Pages

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                           MAXCOR FINANCIAL GROUP INC.
                             Selected Financial Data
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                                              FOR THE            FOR THE
                                              QUARTER            QUARTER
                                               ENDED              ENDED
                                            DECEMBER 31,       DECEMBER 31,
                                                2002              2001
                                             (unaudited)       (unaudited)

Total revenue                                $ 49,982,915(1)   $ 35,722,590

Net income                                   $  5,959,814(2)   $  2,007,023(3)

Basic earnings per share                     $       0.82      $       0.29

Diluted earnings per share                   $       0.73      $       0.26

Average common shares outstanding: basic        7,288,535         7,005,517

Average common shares outstanding: diluted      8,159,599         7,673,498
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                                               FOR THE             FOR THE
                                                YEAR                YEAR
                                                ENDED               ENDED
                                             DECEMBER 31,        DECEMBER 31,
                                                2002                2001
                                             (unaudited)          (audited)

Total revenue                               $ 170,550,821(4)    $154,823,565(5)

Net income                                  $  12,546,624(6)    $  9,038,402(7)

Basic earnings per share                    $        1.72       $       1.23

Diluted earnings per share                  $        1.53       $       1.16

Average common shares outstanding: basic        7,304,284          7,357,017

Average common shares outstanding: diluted      8,210,638          7,764,667
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                                                 AS OF              AS OF
                                              DECEMBER 31,       DECEMBER 31,
                                                 2002               2001
                                              (unaudited)         (audited)

Stockholders' equity                        $  47,593,086       $ 34,316,903

Common shares outstanding                       7,255,160          7,026,229

Book value per share                        $        6.56       $       4.88
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                               Page 7 of 8 Pages

Notes
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(1)   Includes $10.3 million recorded in the fourth quarter from the settlement of the Company's New York business interruption claim related to lost revenues (net of saved expenses).

(2) Includes non-operating items aggregating to a net after-tax benefit of $3.9 million, primarily reflecting the $10.3 million in insurance recoveries described in footnote 1 above, reduced by net additional pre-tax costs associated with the September 11th attacks of $2.3 million. These additional expenses reflect gross costs of $4.4 million (including $2.2 million in foregone subrental income in London and $1.1 million in extra rental expense in New York) offset by the recording of an additional $2.1 million from the portion of the insurance settlement covering the Company's extra expenses claim. Maxcor breaks out significant non-operating items from its results as reported under generally accepted accounting principles in order to provide a better picture of its earnings from operations.

(3) Includes non-operating items aggregating to a net after-tax benefit of $1.0 million, primarily reflecting a one-time after-tax benefit of $3.0 million related to the favorable resolution of a contingency, offset by one-time net after-tax expenses of $800,000 incurred in connection with the September 11th terrorist attacks and the after-tax write-off and amortization of approximately $1.2 million in goodwill, other intangibles and certain other assets associated with the August 2000 acquisition of Tradesoft Technologies, Inc.

(4) Includes $11.1 million recorded in 2002 from the settlements of the Company's New York and London business interruption claims related to lost revenues (net of saved expenses).

(5) Includes revenues of $4.5 million recorded in the third quarter as a portion of the lost revenues (net of saved expenses) through September 30, 2001 recoverable under the Company's business interruption and extra expense insurance policies.

(6) Includes non-operating items aggregating to a net after-tax benefit of $3.8 million, primarily reflecting the $11.1 million in insurance recoveries described in footnote 4 above, reduced by net pre-tax costs associated with the September 11th attacks of $3.2 million. These expenses reflect gross costs of $7.0 million offset by the recording of an additional $3.8 million from the portion of the settlements covering the Company's extra expenses claims.

(7) Includes non-operating items aggregating to a net after-tax benefit of $1.9 million, comprised of the items described in footnote 3 above, plus
      (i) an after-tax gain of $390,000 realized on the Company's sale of its 15% equity interest in the Tokyo-based company, Yagi Euro Nittan, (ii) after-tax gains of $675,000 related to the reduction of World Trade Center-related occupancy accruals, and (iii) goodwill amortization charges related to Tradesoft of $178,000.


                               Page 8 of 8 Pages